Exhibit 10.2

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Agreement is made as of November 9, 2020 by and between Edoc Acquisition Corp., a Cayman Islands exempted company (the “Company”), and Continental Stock Transfer & Trust Company, a New York limited liability trust company (“Trustee”).

WHEREAS, the Company’s registration statement on Form S-1, No. 333-248819 (“Registration Statement”) for its initial public offering of securities (“IPO”) has been declared effective as of the date hereof (“Effective Date”) by the Securities and Exchange Commission (capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Registration Statement); and

WHEREAS, I-Bankers Securities Inc. (“I-Bankers”) is acting as the representative of the underwriters in the IPO pursuant to an underwriting agreement between the Company and I-Bankers, as representative of the underwriters (“Underwriting Agreement”); and

WHEREAS, the Company initially has 12 months from the consummation of the IPO (the “Initial Period”) to consummate an initial business combination (as described in the Registration Statement, a “Business Combination”); and

WHEREAS, if a Business Combination is not consummated within the Initial Period, American Physicians LLC, a Delaware limited liability company (the “Sponsor”) may extend such period up to two times, each by a three-month period, up to a maximum of 18 months in the aggregate, by depositing $900,000 (or $1,035,000 if the underwriters’ over-allotment option is exercised in full, plus any amount eventually deposited on account of any Extension) into the Trust Account no later than the 12 month anniversary of the IPO or the 15 month anniversary of the IPO (each, an “Applicable Deadline”) for each three month extension (each, an “Extension”) for up to an aggregate of $1,800,000 (or $2,070,000 if the underwriters’ over-allotment option is exercised in full); and

WHEREAS, simultaneously with the IPO, the Sponsor and I-Bankers, and/or their respective designees (collectively, the “Private Purchasers”) will be purchasing an aggregate of 479,000 units (“Private Units”) from the Company for an aggregate purchase price of $4,790,000; and

WHEREAS, as described in the Registration Statement, and in accordance with the Company’s Amended and Restated Memorandum and Articles of Association, $91,530,000 of the net proceeds of the IPO and sale of the Private Units ($105,259,500 if the underwriters’ over-allotment option is exercised in full) will be delivered to the Trustee to be deposited and held in a trust account for the benefit of the Company and the holders of the Company’s Class A ordinary shares, $0.0001 par value per share (“Class A Ordinary Shares”), issued in the IPO as hereinafter provided (the amounts to be delivered to the Trustee, including any amount deposited in connection with any Extension, will be referred to herein as the “Property”; the shareholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Shareholders,” and the Public Shareholders and the Company will be referred to together as the “Beneficiaries”); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

IT IS AGREED:

1.	Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in a segregated trust account (“Trust Account”) established by the Trustee at JP Morgan Chase Bank, N.A. (or at another U.S. chartered commercial bank with consolidated assets of $100 billion or more) located in the United States and at a brokerage institution selected by the Trustee that is satisfactory to the Company;

(b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c) In a timely manner, upon the written instruction of the Company, invest and reinvest the Property in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 185 days or less, and/or in any open ended investment company registered under the Investment Company Act that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3), and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act, which invest only in direct U.S. government treasury obligations; it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder and the Trustee may earn bank credits or other consideration;

(d) Collect and receive, when due, all principal, interest or other income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e) Promptly notify the Company and I-Bankers of all communications received by the Trustee with respect to any Property requiring action by the Company;

(f) Supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of its tax returns;

(g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

(h) Render to the Company monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i) Commence liquidation of the Trust Account only after and promptly after receipt of, and only in accordance with, the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its Chief Executive Officer or Chairman of the Board and Secretary or Assistant Secretary, affirmed by counsel for the Company, and, in the case of a Termination Letter in a form substantially similar to that attached hereto as Exhibit A, jointly acknowledged and agreed to by I-Bankers, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest (which interest shall be net of any taxes payable and up to One Hundred Thousand Dollars ($100,000) of interest that may be released to the Company to pay dissolution expenses, if applicable, it being understood that the Trustee has no obligation to monitor or question the Company’s position that an allocation has been made for taxes payable), only as directed in the Termination Letter and the other documents referred to therein; provided, however, that in the event that a Termination Letter has not been received by the Trustee by the last date set forth in the Company’s Amended and Restated Memorandum and Articles of Association, as the same may be amended from time to time (the “Last Date”), the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B hereto and the Property in the Trust Account, including interest (which interest shall be net of any taxes payable and less up to One Hundred Thousand Dollars ($100,000) of interest that may be released to the Company to pay dissolution expenses, if applicable), shall be distributed to the Public Shareholders as of the Last Date;

(j) Upon receipt of an Amendment Notification Letter (defined below), distribute to Public Shareholders who exercised their redemption rights in connection with an Amendment (defined below) an amount equal to the pro rata share of the Property relating to the shares for which such Public Shareholders have exercised redemption rights in connection with such Amendment; and

(k)  Upon receipt of an extension letter (“Extension Letter”) substantially similar to Exhibit F hereto at least five days prior to the Applicable Deadline, signed on behalf of the Company by one of the Company’s executive officers, affirmed by counsel for the Company, and jointly acknowledged and agreed to by I-Bankers, and receipt of the dollar amount specified in the Extension Letter on or prior to the Applicable Deadline, to follow the instructions set forth in the Extension Letter.

2.	Limited Distributions of Income from Trust Account.

(a) Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C, the Trustee shall distribute to the Company the amount of interest income earned on the Trust Account requested by the Company to cover any tax obligation owed by the Company.

(b) Upon written request from the Company following the Last Date, which may be given in a form substantially similar to that attached hereto as Exhibit D, signed on behalf of the Company by one of the Company’s executive officers, the Trustee shall distribute to the Company up to One Hundred Thousand Dollars ($100,000) of interest income earned on the Property and requested by the Company to cover expenses directly related to the Company’s liquidation (i.e., only those expenses incurred after the Last Date attributable to the Company’s liquidation); provided, however, that the Company will not be allowed to withdraw interest income earned on the trust account pursuant to this Section 2(b) unless there are sufficient funds available to pay the Company’s tax obligations on such interest income or otherwise then due at that time.

(c) The limited distributions referred to in Sections 2(a) and 2(b) above shall be made only from income collected on the Property. Except as provided in Sections 2(a) and 2(b) above, no other distributions from the Trust Account shall be permitted except in accordance with Section 1(i) or 1(j) hereof.

(d) The Company shall provide I-Bankers with a copy of any Termination Letters and/or any other correspondence that it issues to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after such issuance.

3.	Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

(a) Give all instructions to the Trustee hereunder in writing, signed by the Company’s Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, President or Chief Financial Officer. In addition, except with respect to its duties under paragraphs 1(i), 1(j), 1(k), 2(a) and 2(b) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b) Subject to the provisions of Sections 5 and 7(g) of this Agreement, hold the Trustee harmless and indemnify the Trustee from and against, any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any claim, potential claim, action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel;

(c) Pay the Trustee an initial acceptance fee and an annual fee as set forth on Schedule A hereto, which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees and further agreed that any fees owed to the Trustee shall be deducted by the Trustee from the disbursements made to the Company pursuant to Section 1(i) solely in connection with the consummation of a Business Combination. Otherwise, fees and disbursements shall be paid by the Company from other funds held outside the Trust Account. The Company shall pay the Trustee the initial acceptance fee and first year’s fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date;

(d) In connection with any vote of the Company’s shareholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of tabulating shareholder votes verifying the vote of the Company’s shareholders regarding such Business Combination;

(e) In the event that the Company directs the Trustee to commence liquidation of the Trust Account pursuant to Section 1(i), the Company agrees that it will not direct the Trustee to make any payments that are not specifically authorized by this Agreement;

(f) If the Company seeks to amend any provisions of its Memorandum and Articles of Association relating to shareholders’ rights or pre-Business Combination activity (including the substance and time within which the Company has to complete a Business Combination) (in each case, an “Amendment”), the Company will provide the Trustee with a letter (an “Amendment Notification Letter”) in the form of Exhibit E providing instructions for the distribution of funds to Public Shareholders who exercise their redemption option in connection with such Amendment;

(g) If applicable, issue a press release at least three days prior to the Applicable Deadline announcing that, at least five days prior to the Applicable Deadline, the Company received notice from the Sponsor that the Sponsor intends to extend the Applicable Deadline; and

(h) Promptly following the Applicable Deadline, disclose whether or not the term the Company has to consummate a Business Combination has been extended.

4.	Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a) Take any action with respect to the Property, other than as directed in paragraphs 1 and 2 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;

(b) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(c) Change the investment of any Property, other than in compliance with paragraph 1(c);

(d) Refund any depreciation in principal of any Property;

(e) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence, fraud or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as and with reasonable care to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g) Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement; and

(h) File local, state and/or Federal tax returns or information returns with any taxing authority on behalf of the Trust Account and payee statements with the Company documenting the taxes, if any, payable by the Company or the Trust Account, relating to the income earned on the Property.

(i) Pay any taxes on behalf of the Trust Account (it being expressly understood that the Property, other than accrued interest to the extent otherwise provided by this Agreement, shall not be used to pay any such taxes and that such taxes, if any, shall be paid by the Company from funds not held in the Trust Account or released to it under Section 2(a) hereof).

(j) Imply obligations, perform duties, inquire or otherwise be subject to the provisions of any agreement or document other than this agreement and that which is expressly set forth herein.

(k) Verify calculations, qualify or otherwise approve Company requests for distributions pursuant to Section 1(i), 1(j), 2(a) or 2(b) above.

5.              Trust Account Waiver. The Trustee has no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future. In the event the Trustee has any Claim against the Company under this Agreement, including, without limitation, under Section 3(b) or Section 3(c) hereof, the Trustee shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the Property or any monies in the Trust Account

6.	Termination. This Agreement shall terminate as follows:

(a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee during which time the Trustee shall act in accordance with this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever; or

(b) At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of paragraph 1(i) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Paragraph 3(b).

7.	Miscellaneous.

(a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon all information supplied to it by the Company, including account names, account numbers and all other identifying information relating to a beneficiary, beneficiary’s bank or intermediary bank. Except for any liability arising out of the Trustee’s gross negligence, fraud or willful misconduct, the Trustee shall not be liable for any loss, liability or expense resulting from any error in the information or transmission of the wire.

(b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, applicable to contracts wholly performed within the borders of such states and without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. It may be executed in several original or facsimile counterparts, each one of which shall constitute an original, and together shall constitute but one instrument. The Company hereby appoints, without power of revocation, Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, New York, New York 10105, Fax No.: (212) 370-7889, Attn: Barry Grossman, Esq., as their respective agent to accept and acknowledge on its behalf service of any and all process which may be served in any arbitration, action, proceeding or counterclaim in any way relating to or arising out of this Agreement. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

(c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. Except for Sections 1(i), 1 (j), 1(k), 2(a) and 2(c) (which may not be modified, amended or deleted without the affirmative vote of at least 65% of the then outstanding Class A Ordinary Shares and Class B ordinary shares of the Company, par value $0.0001 per share, voting together as a single class; provided that no such amendment will affect any Public Shareholder who has otherwise indicated his, her, or its election to redeem his, her or its Class A Ordinary Shares in connection with a shareholder vote sought to amend this Agreement), this Agreement or any provision hereof may only be changed, amended or modified (other than to correct a typographical error) by a writing signed by each of the parties hereto. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

(d) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, Borough of Manhattan, for purposes of resolving any disputes hereunder.

(e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

if to the Trustee, to:

Continental Stock Transfer &Trust Company

One State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Email: fwolf@continentalstock.com

Email: cgonzalez@continentalstock.com

if to the Company, to:

Edoc Acquisition Corp.

7612 Main Street Fishers

Suite 200

Victor, NY 14564

Attn: Kevin Chen, Chief Executive Officer

in either case with a copy to:

I-Bankers Securities Inc

535 5th Ave,

New York, NY 10017

Attn: Shelley Leonard, President

and

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

Attn: Barry I. Grossman, Esq.

and

Schiff Hardin LLP

901 K Street NW

Suite 300 700

Washington, D.C. 20001

Attn: Ralph V. De Martino, Esq.

(f) This Agreement may not be assigned by the Trustee without the prior consent of the Company.

(g) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance. In the event that the Trustee has a claim against the Company under this Agreement, the Trustee will pursue such claim solely against the Company and not against the Property held in the Trust Account.

(h) This Agreement is the joint product of the Trustee and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

(i) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or electronic transmission shall constitute valid and sufficient delivery thereof.

(j) Each of the Company and the Trustee hereby acknowledges that I-Bankers, on behalf of the several underwriters, is a third party beneficiary of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
	Name:	Francis Wolf
	Title:	Vice President

EDOC ACQUISITION CORP.

By:	/s/ Kevin Chen
	Name:	Kevin Chen
	Title:	Chief Executive Officer

[Signature Page to Investment Management Trust Agreement]

SCHEDULE A

Fee Item	Time and method of payment	Amount
Initial one-time acceptance fee	Trust agreement negotiation, completion of Know Your Customer review, account set-up, and initial closing of IPO by wire transfer, set up and monitoring of the 2 principal credits in year 2 (if required).	$3,500

Trusteeship annual fee	First year, initial closing of IPO by wire transfer; thereafter on the anniversary of the effective date of the IPO by wire transfer or check	$10,000

Transaction processing fee for disbursements to Company under Section 2	Billed to Company following disbursement made to Company under Section 2	$250

Paying Agent services as required pursuant to Sections 1(i) and 1(j)	Billed to Company upon delivery of service pursuant to Sections 1(i) and 1(j)	Prevailing rates

EXHIBIT A

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re:	Trust Account No. – [_____] Termination Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to paragraph 1(i) of the Investment Management Trust Agreement between Edoc Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of November 9, 2020 (“Trust Agreement”), this is to advise you that the Company has entered into an agreement (“Business Agreement”) with __________________ (“Target Business”) to consummate a business combination with Target Business (“Business Combination”) on or about [insert date]. The Company shall notify you at least 72 hours in advance of the actual date (or such shorter time as you may agree) of the consummation of the Business Combination (“Consummation Date”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate the Trust Account investments and to transfer the proceeds to the above-referenced account at JP Morgan Chase Bank to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct on the Consummation Date. It is acknowledged and agreed that while the funds are on deposit in the trust account awaiting distribution, neither I-Bankers nor the Company will earn any interest or dividends.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated, and (ii) the Company shall deliver to you (a) a certificate by the Chief Executive Office, which verifies the vote of the Company’s shareholders in connection with the Business Combination if a vote is held and (b) joint written instruction from the Company and I-Bankers with respect to the transfer of the funds held in the Trust Account (“Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel’s letter and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and distributed after the Consummation Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon receipt by the Trustee of written instructions from the Company, the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

Very Truly Yours,

EDOC ACQUISITION CORP.

By:
Name:
Title:

And:
AGREED TO AND
ACKNOWLEDGED BY

I-BANKERS SECURITIES INC.

By:

A-1

EXHIBIT B

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re:	Trust Account No. [insert no.]___ - Termination Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to paragraph 1(i) of the Investment Management Trust Agreement between Edoc Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of November 9, 2020 (“Trust Agreement”), this is to advise you that the Company has been unable to effect a Business Combination with a Target Company within the time frame specified in the Company’s Amended and Restated Memorandum and Articles of Association, as described in the Company’s prospectus relating to its IPO. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate all the Trust Account investments and to transfer the total proceeds to the Trust Operating Account at JP Morgan Chase Bank, NA to await distribution to the Public Shareholders. The Company has selected ____________, 20__ as the effective date for the purpose of determining when the Public Shareholders will entitled to receive their share of the liquidation proceeds. It is acknowledged that no interest will be earned by the Company on the liquidation proceeds while on deposit in the Trust Operating Account. You agree to be the Paying Agent of record and in your separate capacity as Paying Agent, to distribute said funds directly to the Public Shareholders in accordance with the terms of the Trust Agreement and the Amended and Restated Memorandum and Articles of Association of the Company. Upon the distribution of all the funds in the Trust Account, your obligations under the Trust Agreement shall be terminated.

Very truly yours,

EDOC ACQUISITION CORP.

By:
Name:
Title:

cc: I-Bankers Securities Inc.

B-1

EXHIBIT C

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re:	Trust Account No. [insert no.]

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to paragraph 2(a) of the Investment Management Trust Agreement between Edoc Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of November 9, 2020 (“Trust Agreement”), the Company hereby requests that you deliver to the Company $_______ of the interest income earned on the Property as of the date hereof. The Company needs such funds to pay for its tax obligations. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

EDOC ACQUISITION CORP.

By:
Name:
Title:

cc: I-Bankers Securities Inc.

C-1

EXHIBIT D

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re:	Trust Account No. [______]

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 2(b) of the Investment Management Trust Agreement between Edoc Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of November 9, 2020 (“Trust Agreement”), the Company hereby requests that you deliver to the Company $[       ] of the interest income earned on the Property as of the date hereof, which does not exceed, in the aggregate with all such prior disbursements pursuant to Section 2(b), if any, the maximum amount set forth in Section 2(b). The Company needs such funds to pay its expenses relating to its liquidation. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

Very truly yours,

EDOC ACQUISITION CORP.

By:
Name:
Title:

cc: I-Bankers Securities Inc.

D-1

EXHIBIT E

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, New York 10004

Attn: Francis Wolf and Celeste Gonzalez

Re:	Trust Account No. [______] - Amendment Notification Letter

Dear Mr. Wolf and Ms. Gonzalez:

Reference is made to the Investment Management Trust Agreement between Edoc Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company, dated as of November 9, 2020 (“Trust Agreement”). Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

Pursuant to Sections 1(j) and 3(f) of the Trust Agreement, this is to advise you that the Company has sought an Amendment. Accordingly, in accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate a sufficient portion of the Trust Account on [       ] in order to transfer $_____ of the proceeds of the Trust to the Trust Operating Account at JP Morgan Chase Bank, NA for distribution to the shareholders that have requested redemption of their shares in connection with such Amendment.

[WIRE INSTRUCTION INFORMATION]

Very truly yours,

EDOC ACQUISITION CORP.

By:
Name:
Title:

cc: I-Bankers Securities Inc.

E-1

EXHIBIT F

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street Plaza, 30th Floor

New York, NY 10004-1561
Attn: Francis Wolf and Celeste Gonzalez

Re:	Trust Account No. [ ] Extension Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(k) of the Investment Management Trust Agreement between Edoc Acquisition Corp. (“Company”) and Continental Stock Transfer & Trust Company, dated as of November 9, 2020 (“Trust Agreement”), this is to advise you that the Company is extending the time available in order to consummate a Business Combination with the Target Businesses for an additional three (3) months, from _______ to _________ (the “Extension”).

This Extension Letter shall serve as the notice required with respect to Extension prior to the Applicable Deadline. Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to deposit $_____, which will be wired to you, into the Trust Account upon receipt. These funds should be invested in [__________________________] or [the same manner as the funds currently on deposit in the Trust Account].

This is the ____ of up to two Extension Letters that the Company is permitted to deliver to you pursuant to the Trust Agreement.

Very truly yours,

EDOC ACQUISITION CORP.

By:
Name:
Title:

And
AGREED TO AND
ACKNOWLEDGED BY

I-BANKERS SECURITIES INC.

By:

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